Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder YieldWise Money Fund, Scudder YieldWise Government Money Fund and Scudder YieldWise Municipal Money Fund (three of the series comprising Scudder YieldWise Funds) in the Scudder YieldWise Funds Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Scudder YieldWise Funds Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A, No. 333-21197) of our report dated September 5, 2002 on the financial statements and financial highlights of Scudder
YieldWise Money Fund, Scudder YieldWise Government Money Fund and Scudder YieldWise Municipal Money Fund included in the Scudder YieldWise Funds Annual Report dated July 31, 2002.


                                                          /s/ERNST & YOUNG LLP

                                                          ERNST & YOUNG LLP



Boston, Massachusetts
November 22, 2002